As filed with the Securities and Exchange Commission on May 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Aeterna Zentaris Inc.
315 Sigma Drive, Suite 302D

Summerville, SC 29483

(843) 900-3223

(Address of Principal Executive Offices)

2018 Long-Term Incentive Plan

(Full title of the plan)

Michael V. Ward

President and Chief Executive Officer

Aeterna Zentaris Inc.
315 Sigma Drive, Suite 302D

Summerville, SC 29483

(Name and address of agent for service)

(843) 900-3223

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, without par or nominal value	999,050 shares	$1.89	$1,888,205	$235.09

(1)                   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional common shares that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events. In addition, all common shares of the Registrant carry rights to purchase additional common shares pursuant to the Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada. Such purchase rights are attached to and trade with the common shares. Value attributable to such rights, if any, is reflected in the market price of the common shares.

(2)                   Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the Registrant’s common shares reported on The NASDAQ Capital Market on May 7, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such documents are not required to be, and are not, filed with the Commission.  These document(s) constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this registration statement:

(a)                       the Registrant’s annual report on Form 20-F for the financial year ended December 31, 2017 (filed in Canada with the Canadian securities regulatory authorities in lieu of an annual information form)filed with the Commission on March 28, 2018;

(b)                       the Registrant’s management information circular dated April 2, 2018 in connection with our annual meeting of shareholders held on May 8, 2018, included as Exhibit 99.1 to our Report on Form 6-K furnished to the Commission on April 9, 2018;

(c)                        the Registrant’s unaudited interim consolidated financial statements as at March 31, 2018 and for the three-month periods ended March 31, 2018 and 2017 and Management’s Discussion and Analysis thereon, included as Exhibit 99.1 and Exhibit 99.2, respectively, to our Report on Form 6-K furnished to the Commission on May 7, 2018;

(d)                       the description of the Registrant’s Common Shares contained in Item 10 of the Registrant’s annual report on Form 20-F for the financial year ended December 31, 2017, filed with the Commission on March 28, 2018, including any amendment or report filed for the purposes of updating such description; and

(e)                        to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this registration statement.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this registration statement and shall be deemed to be a part hereof after the date of this registration statement but before the termination of the offering hereunder.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents, provided, that any report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this registration statement only if and to the extent provided in such document.

Any statement contained in any document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The registrant was incorporated under the laws of Canada and is subject to the Canada Business Corporations Act. Under Section 124 of the Canada Business Corporations Act, the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

In accordance with provisions of the Canada Business Corporations Act described above, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, losses, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if: (a) the person acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful. The Registrant may indemnify from time to time any director or other person who has assumed or is about to assume in the normal course of business any liability for the Registrant or for any corporation controlled by the Registrant, and to secure such director or other person against any loss by the pledge of all or part of the movable or immovable property of the Registrant through the creation of a hypothec or any other real right in all or part of such property or in any other manner.

The by-laws of the Registrant also provide that the Registrant may, to the extent permitted by the Canada Business Corporations Act, purchase and maintain insurance for the benefit of any person referred to above against any such liability as the board of directors may from time to time determine.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1

Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 25, 2011).

4.2	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on October 3, 2012).

4.3

Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the Commission on November 17, 2015).

4.4

Amended and Restated By-Law One adopted by the Registrant’s Board of Directors on March 21, 2013 (incorporated by reference to Exhibit 1.3 to the Registrant’s annual report on Form 20-F filed with the Commission on March 22, 2013).

4.5

Second Amended and Restated Stock Option Plan of the Registrant adopted by the Registrant’s Board of Directors on March 20, 2014 and ratified by the Registrant’s shareholders on May 9, 2014 (incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 20-F filed with the Commission on March 21, 2014).

4.6

Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada dated as at March 29, 2016 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the Commission on March 30, 2016).

4.7*	2018 Long-Term Incentive Plan of the Registrant.

5.1*	Opinion of Stikeman Elliott LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

* Filed herewith.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
4.1

Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 25, 2011).

4.2	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on October 3, 2012).

4.3

Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the Commission on November 17, 2015).

4.4

Amended and Restated By-Law One adopted by the Registrant’s Board of Directors on March 21, 2013 (incorporated by reference to Exhibit 1.3 to the Registrant’s annual report on Form 20-F filed with the Commission on March 22, 2013).

4.5

Second Amended and Restated Stock Option Plan of the Registrant adopted by the Registrant’s Board of Directors on March 20, 2014 and ratified by the Registrant’s shareholders on May 9, 2014 (incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 20-F filed with the Commission on March 21, 2014).

4.6

Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada dated as at March 29, 2016 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the Commission on March 30, 2016).

4.7*	2018 Long-Term Incentive Plan of the Registrant.

5.1*	Opinion of Stikeman Elliott LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on May 8, 2018.

AETERNA ZENTARIS INC.

By:	/s/Michael V. Ward
Michael V. Ward
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael V. Ward and James Clavijo, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2018.

Signature	Title

/s/Michael V. Ward	President and Chief Executive Officer (Principal Executive Officer)
Michael V. Ward

/s/James Clavijo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James Clavijo

/s/Carolyn Egbert	Chair of the Board of Directors
Carolyn Egbert

/s/Michael Cardiff	Director
Michael Cardiff

Director
Juergen Ernst

/s/ Gérard Limoges	Director
Gérard Limoges

/s/ Brent Norton	Director
Brent Norton

/s/Jonathan Pollack	Director
Jonathan Pollack

Director
Robin Smith Hoke

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of Aeterna Zentaris Inc. in the United States, on May 8, 2018.

AETERNA ZENTARIS INC.

By:	/s/Michael V. Ward
Michael V. Ward
Authorized Signatory